SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2016

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

9225 Katy Freeway, Suite 100 Houston, Texas 77024
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On June 21, 2016, Saratoga Resources, Inc. issued a press release announcing that it had filed a Notice of Hearing on Approval of Adequacy of Disclosure Statement for Joint Chapter 11 Plan of Reorganization (the “Notice of Hearing”).  The Notice of Hearing reflects the filing by Saratoga and its subsidiaries (the “Debtors”) of a Joint Chapter 11 Plan of Reorganization and Disclosure Statement, the scheduling of a hearing to consider the adequacy of the Disclosure Statement and the last day to object to the Disclosure Statement.

The press release also reflects the filing of a Motion for Relief From Bankruptcy Rule 2002(d) under which the Debtors seek relief from the requirement to provide notice to equity security holders of the time fixed for filing objections to and the hearing to consider approval of a disclosure statement, the time fixed for filing of objections to and the hearing to consider confirmation of a plan of reorganization and the time fixed to accept or reject a proposed modification of a plan.

Copies of the press release and Notice of Hearing are filed herewith as Exhibits 99.1 and 99.2.  The press release and Notice of Hearing provide directions for parties desiring to obtain copies of the Disclosure Statement and Plan of Reorganization.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Press release, dated June 21, 2016

99.2

Notice of Hearing on Approval of Adequacy of Disclosure Statement for Joint Chapter 11 Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated: June 21, 2016	By:	/s/ Andrew C. Clifford
Andrew C. Clifford
President

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